SECOND AMENDMENT TO AGREEMENT OF LEASE
(Applied Signal Technology, Inc.--133 NBP)

THIS SECOND AMENDMENT TO AGREEMENT OF LEASE (this "Amendment") made this 31st day of December, 2003, between **NBP 131-133-141, LLC,** a Maryland limited liability company ("Landlord") and **APPLIED SIGNAL TECHNOLOGY, INC.**, a California corporation ("Tenant").

W I T N E S S E T H:

WHEREAS, by virtue of Agreement of Lease dated May 29, 1996, and Addendum to Lease dated May 29, 1996, as amended by that First Amendment to Agreement of Lease dated December 7, 1998 (collectively, the "Lease") between Landlord (through its then agent, Constellation Real Estate, Inc.) and Tenant, Tenant leases from Landlord and Landlord leases to Tenant that certain premises designated as Suite 100 containing the agreed upon equivalent of 29,121 square feet of rentable area (the "Premises") and situated within the building located at 133 National Business Parkway, Annapolis Junction, Maryland 20701 (the "Building"), all as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant mutually desire to extend the term of the Lease and to amend the same with respect to the Base Rent and certain other matters of the Lease, all as more particularly set forth below; and

WHEREAS, all capitalized terms used in this Amendment which are not defined herein shall have the meanings given to them in the Lease, unless the context otherwise requires.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby modify and amend the Lease as follows:

1. Extension of Term. Landlord and Tenant agree that the Term of the Lease shall be extended for one (1) additional period of five (5) years commencing on June 1, 2004, and expiring May 31, 2009 (the "First Renewal Term"). Tenant's rental of the Premises during the First Renewal Term shall be on the same terms, covenants and conditions set forth in the Lease, provided, however, that Tenant shall pay as Base Rent during the First Renewal Term the amounts set forth below:

Period of First Renewal Term	Annual Base Rent	Monthly Installment of Annual Base Rent
6/1/04—5/31/05	$633,381.75	$52,781.81
6/1/05—5/31/06	$652,383.20	$54,365.27
6/1/06—5/31/07	$671,954.70	$55,996.22
6/1/07—5/31/08	$692,113.34	$57,676.11
6/1/08—5/31/09	$712,876.74	$59,406.39

2. Amendment to Rent Adjustments for Taxes. As of the commencement of the First Renewal Term, Section 6.3 of the Lease is hereby deleted in its entirety, and the following is inserted in lieu thereof:

> 6.3 Rent Adjustments for Taxes.
>
> 6.3.1 On or before April 30 of each Lease Year, Landlord shall total the Taxes and shall allocate such Taxes to the Rentable Area of the Building in the following manner: Taxes for the foregoing calendar year shall be totaled and such total shall be divided by the total rentable square feet in the Building thereby deriving the "Cost of Taxes Per Square Foot" of rentable area.
>
> 6.3.2 In the event that the Cost of Taxes Per Square Foot assessed for any calendar year which is wholly or partly within the Term are greater than the Base Year Taxes (as defined herein), Tenant shall pay to Landlord, as additional rent at the time such Taxes are due and payable, the amount of such excess times the number of Rentable Area of the Premises. Any additional rent due Landlord under this Section

shall be due and payable within thirty (30) days after Landlord shall have submitted a written statement to Tenant showing the amount due. For Tenant's obligation for such additional rent at the beginning or end of the Lease, see Section 6.5. Landlord may, in its discretion, make a reasonable estimate of such additional rent with respect to Taxes, and require Tenant to pay each month during such year 1/12 of such amount, at the time of payment of monthly installments of Base Rent. In such event, Tenant shall pay, or Landlord shall refund or credit to Tenant's account, any underpayment or overpayment of such additional rent within thirty (30) days of Landlord's annual written statement of Taxes due. Tenant shall have the right to examine, at Tenant's sole expense, Landlord's records with respect to any such increases in additional rent; provided, however, that unless Tenant shall have given Landlord written notice of exception to any such statement within one hundred twenty (120) days after delivery thereof, the same shall be conclusive and binding on Tenant. All reasonable expenses incurred by Landlord (including attorneys', appraisers' and consultants' fees, and other costs) in contesting any increase in Taxes or any increase in the assessment of the Property shall be included as an item of Taxes for the purpose of computing additional rent due hereunder. No credit shall be given to Tenant if the cost of Taxes Per Square Foot are less than the Base Year Taxes.

6.3.3 "Base Year Taxes" shall mean the actual Taxes incurred by Landlord per rentable square foot for the 2004 calendar year.

3. Amendment to Rent Adjustments for Operating Expenses. As of the commencement of the First Renewal Term, Section 6.4 of the Lease is hereby deleted in its entirety, and the following is inserted in lieu thereof:

6.4 Rent Adjustments for Building Expenses.

6.4.1 On or before April 30 of each Lease Year, Landlord shall compute the Building Expenses for such year and shall allocate such costs to the Rentable Area of the Building in the following manner: Building Expenses shall be totaled and such total shall be divided by the total Rentable Area of the Building thereby deriving the "Cost of Building Expenses Per Square Foot" of rentable area. If Landlord incurs an extraordinary, uncontrollable expense during the Base Year to determine Building Expenses (defined as a snow expense in excess of $.10 psf), such extraordinary expenses shall not be included in the computation of Base Year Building Expenses, but such item shall be included in Base Year Building Expenses (as defined herein) in an amount equal to the average amount of ordinary expense for such item by averaging the three (3) prior years' expenses for such item.

6.4.2 In the event that the cost of Building Expenses Per Square Foot of rentable area for any year which is wholly or partly within the Term are greater than the Base Year Building Expenses, Tenant shall pay to Landlord, as additional rent, the amount of such excess times the number of square feet of Rentable Area of the Premises, as set forth in Section 1 above. If occupancy of the Building during any calendar year, including the Base Year for Building Expenses, is less than ninety percent (90%), then Building Expenses for that calendar year shall be "grossed up" to that amount of Building Expenses that, using reasonable projections, would normally be expected to be incurred during the calendar year in question if the Building was ninety percent (90%) occupied during the applicable calendar year period, as determined under generally accepted accounting principles; it being understood that the written statement submitted to Tenant shall provide a reasonably detailed description of how the Building Expenses were grossed up and that only those component expenses that are affected by variations in occupancy levels shall be grossed up. Such additional rent shall be computed on a year-to-year basis. Any such additional rent shall be due within thirty (30) days after Landlord has submitted a written statement to Tenant showing the amount due. Landlord may, in its discretion, make a reasonable estimate of such additional rent with respect to any calendar year, and require Tenant to pay each month during such year 1/12 of such amount, at the time of payment of monthly installments of Base

Rent. In such event, Tenant shall pay, or Landlord shall refund or credit to Tenant's account, any underpayment or overpayment of such additional rent within thirty (30) days of Landlord's written statement of actual Building Expenses for the Calendar year. Tenant, at Tenant's sole expense, shall have the right to examine Landlord's records with respect to any such increases in additional rent; provided, however, that unless Tenant shall have given Landlord written notice of exception to any such statement within one hundred twenty (120) days after delivery thereof, the same shall be conclusive and binding on Tenant. No credit shall be given to Tenant if the cost of Building Expenses Per Square Foot are less than the Base Year Building Expenses. Notwithstanding anything to the contrary contained herein, Landlord shall use diligent efforts to keep Building Expenses at reasonable amounts, while maintaining the Building as a first class office building. Tenant acknowledges that with regard to certain Building Expenses, some tenants may be paying various fees directly to the service provider (including, without limitation, janitorial services and electricity charges), in which event the computation of Building Expenses per rentable square foot for such items shall be determined by using the total rentable square footage of the Building reduced by the rentable square footage of the tenants who are paying such fees directly to the service provider.

6.4.3 "Base Year Building Expenses" shall mean the actual Building Expenses per rentable square foot incurred by Landlord for the 2004 calendar year.

4. Amendment to Maintenance and Repairs. Commencing as of the First Renewal Term, Sections 12.1 and 12.2 of the Lease are hereby deleted in their entirety, and the following is inserted in lieu thereof:

12.1 Tenant's Care of the Premises and Building. During the Term Tenant shall:

(i) keep the Premises and the fixtures, appurtenances and improvements therein in good order and condition;

(ii) make repairs and replacements to the Premises required because of Tenant's misuse or primary negligence, except to the extent that the repairs or replacements are covered by Landlord's insurance as required hereunder;

(iii) repair and replace special equipment or decorative treatments installed by or at Tenant's request and that serve the Premises only, except to the extent the repairs or replacements are needed because of Landlord's misuse or primary negligence, and are not covered by Tenant's insurance as required hereunder;

(iv) pay for all damage to the Building, its fixtures and appurtenances, as well as all damages sustained by Tenant or occupants of the Building due to any waste, misuse or neglect of the Premises, its fixtures and appurtenances by Tenant, except to the extent that the repair of such damage is covered by Landlord's insurance as required hereunder to the extent that Landlord actually receives proceeds therefrom;

(v) not commit waste; and

(vi) enter into a regular maintenance contract for janitorial services, including, but not limited to, trash removal, on a daily basis, such trash to be deposited in a dumpster in the Common Areas to be provided by Landlord.

If Landlord determines that Tenant is not providing adequate custodial or janitorial services to the Premises, Landlord shall have right to engage its own contractors and Tenant shall pay for such costs within thirty (30) days after receipt of a written invoice from Landlord. Tenant shall deposit its trash in a dumpster in the Common Areas to be provided by Landlord.

Landlord acknowledges that the floor load for the Premises is equal to one hundred (100) pounds per square foot. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per

square foot area which such floor was designed to carry and which may be allowed under Applicable Laws. Landlord reserves the right to prescribe the weight and position of all heavy equipment brought onto the Premises and prescribe any reinforcing required under the circumstances, all such reinforcing to be at Tenant's expense. Notwithstanding anything contained herein, Landlord acknowledges that Tenant's current use and occupancy of the Premises meets Landlord's approval.

12.2 Landlord's Repairs. Except for the repairs and replacements that Tenant is required to make pursuant to Section 12.1 above, Landlord shall make all other repairs and replacements to the Premises, Common Areas and Building (including Building fixtures and equipment) as shall be reasonably deemed necessary to maintain the Building in a condition comparable to other first class suburban office buildings in the Baltimore-Washington corridor area. This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems such as mechanical, electrical, multi-tenant HVAC, and plumbing. The costs associated with such repairs shall be deemed a part of Building Expenses; provided, however, that costs of all of such repairs which would be considered capital in nature under generally accepted accounting principles shall be paid by Landlord. There shall be no allowance to Tenant for a diminution of rental value, no abatement of rent, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs or performing maintenance as provided for herein.

5. Amendment to Services and Utilities. Commencing as of the First Renewal Term, Section 24 of the Lease is hereby deleted in its entirety, and the following is inserted in lieu thereof:

24. Services and Utilities. Landlord shall provide the following listed services and utilities, namely:

(a) heating, ventilation, and air conditioning ("HVAC") for the Premises to maintain temperatures for comfortable use and occupancy;

(b) electric energy in accordance with Section 24 following;

(c) automatic passenger elevators providing adequate service leading to the floor on which the Premises is located;

(d) intentionally deleted.

(e) hot and cold water sufficient for drinking, lavatory toilet and ordinary cleaning purposes from fixtures either within the Premises (if provided pursuant to this Lease) or on the floor on which the Premises is located;

(f) replacement of lighting tubes, lamp ballasts and bulbs;

(g) extermination and pest control when and if necessary; and

(h) maintenance of Common Areas in a manner comparable to other first class suburban office buildings in the Baltimore-Washington corridor.

Notwithstanding the foregoing, if at any time during the Term, Landlord shall, after reasonable investigation determine that trash and similar waste generated by Tenant and/or emanating from the Premises is in excess of that of other standard office tenants within the Building leasing a premises of the same or similar size to that of the Premises, Landlord shall bill Tenant and Tenant shall pay to Landlord as additional rent hereunder within thirty (30) days of the date of Landlord's invoice for the same, those costs and expenses of trash removal which are reasonably attributable to such excess trash and similar waste generated by Tenant and/or emanating from the Premises. Tenant is already separately metered. Landlord reserves the right to stop service of the HVAC, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements, or improvements, which in the judgment of Landlord are

desirable or necessary to be made, until the repairs, alterations, replacements, or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply HVAC, elevator, plumbing, cleaning, and electric service, during the period when prevented from so doing by laws, orders, or regulations of any Federal, State, County or Municipal authority or by strikes, accidents or by any other cause whatsoever beyond Landlord's control. Landlord's obligations to supply HVAC are subject to applicable laws and regulations as to energy conservation and other such restrictions. In the event that Tenant should require supplemental HVAC for the Premises, any maintenance repair and/or replacement required for such supplemental service shall be performed by Landlord but the cost of such maintenance repair and/or replacement (including labor and materials) shall be paid by Tenant as additional rent.

Notwithstanding any other provision of this Lease to the contrary, if Landlord fails to provide any service or utilities that Landlord is obligated to provide or make under this Lease, such failure is the result of Landlord's negligence, and as a result thereof, Tenant shall be not able to use all or any portion of the Premises and does not in fact use all or any portion of the Premises for a period of five (5) consecutive business days or more after notice thereof to Landlord then, except as provided herein with respect to casualty, Tenant shall be entitled to abate Base Rent and additional rent, such abatement commencing as of the sixth (6th) business day after which any of the foregoing services have been stopped a and shall continue to be abated until such time as the applicable service has been restored.

6. Option to Extend Lease Term. Provided Tenant is not in default of any term, covenant or condition of the Lease, Tenant shall have the option to extend the Term of the Lease for an additional five (5) years (the "Second Renewal Term"), such Second Renewal Term to commence immediately upon the expiration of the First Renewal Term. Tenant's rental of the Premises during the Second Renewal Term shall be upon the same terms, covenants and conditions contained in the Lease, except that Tenant shall pay to Landlord as Base Rent that amount equal to the "Prevailing Market Rate" for the Premises for the Second Renewal Term as hereinafter defined (including annual adjustments). For purposes of this Section 7, the term "Prevailing Market Rate" shall mean the then prevailing market rate being charged for comparable space in comparable office buildings within a ten (10) mile radius of the Premises, with consideration given for construction allowances, commissions, free rent, and other concessions or premiums. In order to exercise its option granted herein, Tenant shall notify Landlord in writing of its intent to renew not less than one hundred eighty (180) days prior to the expiration of the First Renewal Term. Within thirty (30) days following the exercise by Tenant of its option to extend the Lease for the First Renewal Term, Landlord shall notify Tenant in writing of its determination of the Prevailing Market Rate for the Second Renewal Term as reasonably determined by Landlord ("Landlord's Notice"). Within thirty (30) days after receipt of Landlord's Notice, Tenant shall notify Landlord in writing of Tenant's acceptance or rejection of such rate. If Tenant shall accept such Prevailing Market Rate, Landlord and Tenant shall enter into an amendment to the Lease acknowledging such renewal and setting forth any terms at variance with the terms of the Lease. If within the thirty (30) day period, Tenant shall reject such Prevailing Market Rate as determined by Landlord for the Second Renewal Term, then within twenty (20) days thereafter, Landlord and Tenant shall meet at a mutually acceptable time and place and shall use their reasonable efforts to agree upon the Prevailing Market Rate. If Landlord and Tenant shall fail to agree upon such Prevailing Market Rate within the twenty (20) day period, then Tenant's option to extend the Lease for the Second Renewal Term shall be void and inoperable. If Tenant shall fail to respond to Landlord's Notice as provided above, or if Tenant shall fail to deliver the requisite notice exercising its option to extend by the date prescribed above, then Tenant's option to extend the Term for the Second Renewal Term shall be void and inoperable. The option granted herein shall not be severed from this Lease, or separately sold, assigned or transferred.

7. Broker. Tenant represents that Tenant has not dealt directly or indirectly with any broker in connection with this Amendment other than Colliers Pinkard ("Broker") and Tenant warrants that no other broker negotiated this Amendment or is entitled to any commissions in connection with this Amendment. Landlord shall pay Broker its commission pursuant to the terms of a

separate commission agreement by and between Landlord and Broker.

8. Ratification of Lease. All other terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect, and shall be deemed unchanged, except as such terms, covenants and conditions of the Lease have been amended or modified by this Amendment and this Amendment shall, by this reference, constitute a part of the Lease.

IN WITNESS WHEREOF, the parties hereby have executed this Second Amendment to Agreement of Lease under their respective seals as of the day and year first above written.

WITNESS OR ATTEST:

[signature]

LANDLORD:
NBP 131/133-141, LLC

By: [signature] (SEAL)
~~Roger A. Waesche, Jr.~~
~~Senior Vice President~~
Randall M. Griffin
President & COO

WITNESS OR ATTEST:

____

TENANT:
APPLIED SIGNAL TECHNOLOGY, INC.

By: [signature] (SEAL)
Name: Gary L. Yancey
Title: President

STATE OF MARYLAND, Howard County, TO WIT:

I HEREBY CERTIFY, that on this 31st day of December, 2003 before me, the undersigned Notary Public of said State, personally appeared ~~Roger A. Waesche, Jr.~~ Randall M. Griffin, who acknowledged himself to be the ~~Senior Vice~~ President & COO of NBP 131-133-141, LLC, a Maryland limited liability company, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same on behalf of said limited liability company for the purposes therein contained as the duly authorized Senior Vice President of said limited liability company by signing the name of the limited liability company by himself as such Senior Vice President.

WITNESS my hand and Notarial Seal.

[signature]
Notary Public

My Commission Expires: 1/24/2007

BETTY GIRARD
NOTARY PUBLIC STATE OF MARYLAND
MY COMMISSION EXPIRES JANUARY 24, 2007

STATE OF California County of Santa Clara TO WIT:

I HEREBY CERTIFY, that on this 30 day of Dec, 2003, before me, the undersigned Notary Public of said State, personally appeared Gary L. Yancey, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged him~~herse~~lf to be the CEO President of APPLIED SIGNAL TECHNOLOGY, INC., a California corporation, and that he/~~she~~, as such CEO President, being authorized so to do, executed the foregoing instrument on behalf of said Corporation by him/~~herself~~ as such CEO President.

WITNESS my hand and Notarial Seal.

[signature]
Notary Public

My Commission Expires: Aug 20, 2005

JUANITA HEBERT
Commission # 1314810
Notary Public - California
Santa Clara County
My Comm. Expires Aug 20, 2005